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                                                                    EXHIBIT 99.1

                         WORLDWIDE FLIGHT SERVICES, INC.
                        PROFORMA FINANCIAL INDENTURE DATA

                                                  PROFORMA
                                                  COMBINED
                                                   TWELVE
                                                   MONTHS
                                                    ENDED
                                                DECEMBER 31,
                                                    1999
                                                 (UNAUDITED)
                                               --------------
                                               (in thousands)

Revenue.................................          $322,870
Operating income........................            10,443
Interest expense........................            19,891
Depreciation and Amortization...........            15,614
Capital expenditures....................             8,127